Exhibit 10.1

AMENDMENT TO ASSET PURCHASE AGREEMENT

BETWEEN

INNOVARO CORPORATION and INNOVARO EUROPE, LTD

AND

IP TECHNOLOGY EXCHANGE, INC

THIS AMENDMENT, made as the 24th day of May, 2013, by and between INNOVARO CORPORATION and INNOVARO EUROPE, LTD TECHNOLOGY EXCHANGE, INC.

WHEREAS, the parties had entered into a Asset Purchase Agreement (the “Agreement”) with a date of August 12, 2012; and

WHEREAS, the parties now wish to amend the Agreement in accordance with the terms and conditions as set forth hereinafter:

NOW, THEREFORE, for good and valuable consideration and the sum of $400,000.00, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Under. Paragraph 1.04, entitled Purchase Price is amended to read as follows as follows:

Purchase Price: The purchase price (the “Purchase Price”) for the Assets is (a) One Million Four Hundred Thousand ($1,475,000) Dollars, of which $1,175,000 has been paid to date and the balance of $300,000 to be paid on December 15, 2014 with interest at the rate of 5 percent from the date of the execution of this Amendment,

2.	Under Paragraph 4.11 entitled Post Closing Qualifying Agreement is amended to read as follows:

Post Closing Qualifying Agreement: Attached is Exhibit A, which represents third parties which have contracted with Innovaro Corporation prior to September 1, 2012, and which contracts, had been assigned to IP Technology Exchange, Inc. to provide services on going bases. IP Technology Exchange, Inc agrees that Innovaro Corporation shall receive 5o % of any gross revenues received by IP Technology Exchange, Inc., from said third parties commencing September 1, 2012 and ending January 31 2014, Any and all revenues paid to Innovaro Corporation shall be credited against the $300,000 referenced in paragraph 1 above.

3.	The parties both warrant and represent that the necessary approval and consents has been by the respective board.

4.	Expect as otherwise provided in this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

Innovaro, Inc. and Innovaro Europe, Ltd.

By:	/s/ Asa Lanum

Title:	Chief Executive Officer

IP Technology Exchange, Inc.

By:	/s/ Keith Witter

Title:	President